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EXHIBIT 99.1

[CTA PUBLIC RELATIONS LETTERHEAD]

FOR IMMEDIATE RELEASE: May 16, 2005

CONTACT:	Jacobs Entertainment, Inc. Stephen R. Roark, President of Casino Operations and Chief Financial Officer 303-582-1117 ext. 7249

Jacobs Entertainment, Inc. Reports First Quarter Results

        BLACK HAWK, Colorado—May 16, 2005—Jacobs Entertainment, Inc., an owner and operator of multiple gaming properties, today announced unaudited financial results for its first quarter ended March 31, 2005.

        Net Revenues for the first quarter of 2005 were $51.1 million compared to $46.2 million for the first quarter the previous year. Net income for the first quarter of 2005 was $1.1 million compared to $3.5 million in the same quarter the previous year.

        Jacobs Entertainment, Inc. will host a conference call to discuss its first quarter 2005 operating results. The conference call will be held at 11:00 a.m. Eastern Time on Tuesday, May 17, 2005, and will be hosted by Stephen R. Roark, President of Casino Operations and CFO for Jacobs Entertainment, Inc. (JEI) and Ian M. Stewart President of Pari-Mutuel and Video Poker Operations, along with other members of the management team representing various subsidiary companies of JEI.

        To participate in the JEI conference call on Tuesday, May 17 at 11:00 a.m. Eastern Time, please dial 1-800-946-0712 and give confirmation code #7462328. Please call five to seven minutes before the call is to begin.

        If you are unable to join the JEI conference call, you may access a replay of the call starting Tuesday, May 17, 2005, at 2:00 p.m. Eastern Time. To access the replay, please dial 1-888-203-1112 and reference the confirmation code #7462328. The replay will run until Midnight Eastern Time, Tuesday, May 24, 2005.

        Based in Black Hawk, Colo., Jacobs Entertainment is the owner and operator of The Lodge Casino at Black Hawk, the Gilpin Hotel Casino in Black Hawk, The Gold Dust West Casino in Reno, Nevada (the casino properties), Colonial Downs Racetrack, six related off-track wagering facilities and nine truck plaza video gaming facilities located in Louisiana and a share in the gaming revenues of an additional truck plaza located in Louisiana.

        Our business and financial performance are subject to a number of risks and uncertainties that might adversely affect our operating results in the future in a material way: intensity of competition, our ability to meet debt obligations, regulatory compliance, taxation levels, effects of national and regional economic and market conditions, labor and marketing costs, success of our diversification plan and the successful integration of our operations.

        Financial Tables Follow.

JACOBS ENTERTAINMENT, INC.
FINANCIAL HIGHLIGHTS (unaudited)
(dollars in thousands)

SELECTED INCOME STATEMENT DATA

	Three Months Ended March 31,
	2005	2004
Revenues:
Casinos	$27,463	$27,068
Truck stop	7,527	6,455
Pari-mutuel	7,908	7,685
Food, beverage	4,505	4,054
Convenience store fuel	6,936	4,255
Hotel and other	2,185	1,772
Promotional allowances	(5,462)	(5,090)

Net revenues	51,062	46,199
Cost and Expenses
Operational	31,284	25,890
Marketing, general and administrative and other costs	10,897	9,519
Depreciation and amortization	2,544	2,449

Total costs and expenses	44,725	37,858

OPERATING INCOME	6,337	8,341
Interest, net	5,239	4,886
NET INCOME	$1,098	$3,455

SELECTED BALANCE SHEET DATA

	March 31, 2005	December 31, 2004
Total assets	$256,874	$252,266
Total liabilities	195,590	177,662
Stockholders' equity	61,284	74,604

        EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that management believes is useful because it allows investors and management to evaluate and compare the Company's operating results from continuing operations from period to period in a meaningful and consistent manner in addition to standard GAAP financial measures. Management internally evaluates the performance of its properties using EBITDA measures, as do most analysts following the gaming industry. EBITDA is also a component of certain financial covenants in the Company's debt agreements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States of America, such as net income, nor should it be considered as an indicator of our overall financial performance. Our calculation of EBITDA may be different from the calculation used by other companies and comparability may be limited.

RECONCILIATION OF EBITDA TO NET INCOME
(dollars in thousands)

	Three Months Ended March 31,
	2005	2004
Net income as reported above	$1,098	$3,455
Add:
Interest, net	5,239	4,886
Depreciation and amortization	2,544	2,449

EBITDA	$8,881	$10,790

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Jacobs Entertainment, Inc. Reports First Quarter Results